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                       SECURITIES AND EXCHANGE COMMISSION



                             Washington, D.C. 20549



                                    FORM 8-K



                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):          AUGUST 17, 1995



                           CITY NATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)



Delaware                                   1-10521                95-2568550
(State or other jurisdiction of    (Commission File Number)    (I.R.S. Employer
incorporation or organization)                               Identification No.)



400 North Roxbury Drive
Beverly Hills, California                                          90210
(Address of principal executive offices)                         (Zip Code)



Registrant's telephone number, including area code:         (310) 888-6000
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ITEM 5.  OTHER EVENTS.

       On August 17, 1995, the registrant announced that its wholly-owned subsidiary, City National Bank ("CNB"), had entered into an agreement with San Paolo Bank Holding S.A. ("San Paolo") of Turin, Italy, whereby CNB will acquire all of the issued and outstanding stock of San Paolo's wholly-owned subsidiary, First Los Angeles Bank ("First LA"), which will be merged with and into CNB.
The purchase price is $85 million in cash, subject to adjustment for certain equity and reserve minimums, and prior to the closing, San Paolo will purchase from First LA certain currently performing commercial real estate loans which now total approximately $60 million. The transaction is subject to regulatory approval and is expected to close within six months. A copy of the registrant's press release is attached hereto and by this reference incorporated herein.

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                         CITY NATIONAL CORPORATION,
                                         a Delaware corporation



Dated:  August 22, 1995                  /s/ Frank P. Pekny
                                         --------------------------------------
                                         FRANK P. PEKNY, Executive Vice
                                         President, Chief Financial Officer and
                                         Treasurer

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